Exhibit 99.1

News Release

ACCO BRANDS REPORTS THIRD QUARTER 2023 RESULTS; HIGHLIGHTED BY GROSS MARGIN IMPROVEMENT AND STRONG FREE CASH FLOW

•
Reported net sales of $448 million, with gross margin expanding 400 basis points
•
Operating income of $32 million; adjusted operating income grew 8% to $46 million
•
EPS of $0.15; adjusted EPS of $0.24, at the high end of the Company's outlook
•
Net operating cash flow improved $80 million year to date; maintains full year 2023 free cash flow outlook of at least $110 million

LAKE ZURICH, ILLINOIS, November 2, 2023 - ACCO Brands Corporation (NYSE: ACCO) today reported financial results for the third quarter and nine months ended September 30, 2023.

"We are pleased with our overall performance and delivered significant gross margin improvement in the third quarter. Gross margins expanded 400 basis points year over year. This improvement reflects the continued recovery of margin from our pricing actions that lagged the pace of inflation last year, as well as cost savings from our restructuring and footprint rationalization efforts. However, macroeconomic weakness, with prolonged softer global demand for technology accessories, and a stronger U.S. dollar led to lower than expected sales in the quarter. Our updated full year sales outlook now reflects a continuing softer demand environment. We remain confident our margin recovery and cost mitigation efforts will drive operating income growth and improved cash flow," said Tom Tedford, President and Chief Executive Officer of ACCO Brands.

Mr. Tedford concluded, "With our strong cash flow we have reduced debt, and lowered our leverage ratio, positioning us well for the future. We are evaluating ways to further optimize our cost structure and simplify our operations to better leverage our global scale. In addition, we are focused on accelerating our new product development and innovation, as this is a critical component for delivering organic revenue growth over the long term. I am confident that these initiatives, along with our geographically diverse portfolio of leading brands and talented employees, will enable us to further strengthen the company going forward. We are committed to expanding our margin profile and using our strong cash flow to support our quarterly dividend and reduce debt."

Third Quarter Results

Net sales declined 7.7 percent to $448.0 million from $485.6 million in 2022. Comparable sales fell 9.9 percent, as favorable foreign exchange increased sales by $10.5 million, or 2.2 percent. Both reported and comparable sales declines reflect softer demand due to a weaker macroeconomic environment which has also led to lower global technology spending, and the stabilization of return to office trends.

Operating income was $32.2 million versus an operating loss of $63.0 million in 2022. In 2022, the operating loss was due to a non-cash goodwill impairment charge of $98.7 million related to the North America segment. In 2023, we recognized restructuring charges in EMEA of $3.0 million related to our continued footprint rationalization program. Adjusted operating income increased 7.5 percent to $46.0 million, from $42.8 million in the prior year. This increase reflects recovery of gross margin from the effect of cumulative global price increases and cost reduction actions. This was partially offset by negative fixed cost leverage, and higher SG&A expense primarily due to an increase in incentive compensation compared to the prior year.

The Company reported net income of $14.9 million, or $0.15 per share, compared with a prior year net loss of $68.7 million, or ($0.73) per share. The increase in reported net income was primarily due to the non-repeat of a goodwill impairment charge, partially offset by higher restructuring and income tax expense in the current year. Adjusted net income was $23.1 million, or $0.24 per share, compared with $24.1 million, or $0.25 per share in 2022. Reported and adjusted net income reflects higher interest and non-operating pension expenses.

Business Segment Results

ACCO Brands North America – Third quarter segment net sales of $218.9 million decreased 14.9 percent versus the prior year. Adverse foreign exchange reduced sales by 0.3 percent. Comparable sales of $219.6 million were down 14.6 percent. Both decreases reflect softer demand due to a weaker macroeconomic environment, which has caused lower volumes for technology accessories and certain office products, as well as tight inventory management by retail customers. This more than offset the effect of cumulative pricing actions.

Third quarter operating income in North America was $19.9 million versus an operating loss of $78.4 million a year earlier. The operating loss in 2022 was due to a $98.7 million non-cash goodwill impairment charge. Adjusted operating income was $25.5 million compared to $25.8 million a year ago. The benefit of pricing and cost savings actions was more than offset by the impact of lower sales, negative fixed cost leverage and higher incentive compensation.

ACCO Brands EMEA - Third quarter segment net sales of $126.6 million decreased 2.8 percent versus the prior year. Favorable foreign exchange increased sales by 5.4 percent. Comparable sales of $119.6 million decreased 8.2 percent versus the prior-year period. Both reported and comparable sales declines reflect reduced demand for technology accessories and lower overall demand in the region. This more than offset the effect of cumulative pricing actions.

Third quarter operating income in EMEA was $6.9 million compared to $4.9 million a year earlier, and adjusted operating income was $13.6 million compared to $7.4 million a year ago. In 2023, operating income includes a restructuring charge of $3.0 million related to our footprint rationalization program. The increases in both reported operating income and adjusted operating income reflect recovery of gross margins from price increases and cost savings actions, more than offsetting negative fixed cost leverage and higher incentive compensation.

ACCO Brands International - Third quarter segment sales of $102.5 million increased 4.5 percent versus the prior year. Favorable foreign exchange increased sales by 4.3 percent. Comparable sales of $98.3 million increased 0.2 percent versus the year-ago period. Both sales increases reflect stronger pricing and volume growth in Latin America, more than offsetting the impact of weaker economic conditions in Australia and Asia.

Third quarter operating income in the International segment was $16.4 million versus $17.3 million a year earlier. Adjusted operating income was $17.9 million compared to $19.2 million a year ago. The decline in both reflects increased spending to support go-to-market strategies and a favorable reduction of our bad debt reserve during the prior year, which more than offset pricing and cost savings actions.

Nine Month Results

Net sales decreased 7.2 percent to $1,344.2 million from $1,448.2 million in 2022. Adverse foreign exchange reduced sales by $0.9 million, or 0.1 percent. Comparable sales decreased 7.1 percent. Both reported and comparable sales declines reflect lower sales of technology accessories and softer demand in North America and EMEA due to the challenging macroeconomic environment, as well as tight inventory management by our customers. These more than offset the benefit of price increases across all segments, and volume growth in the International segment.

Operating income of $97.5 million compares to an operating loss of $0.8 million in 2022. The operating loss in 2022 was primarily due to a non-cash goodwill impairment charge of $98.7 million, partially offset by the change in value of the contingent consideration. In 2023, we recorded $6.3 million of restructuring charges, largely related to our footprint rationalization program. Adjusted operating income of $136.5 million increased from $123.5 million last year. Both reported and adjusted operating income increases reflect the benefit of global price increases and cost reduction initiatives, partially offset by negative fixed cost leverage and higher SG&A expense primarily due to increased incentive compensation.

Net income was $37.6 million, or $0.39 per share, compared with a net loss of $32.0 million, or ($0.33) per share, in 2022. The increase in reported net income was primarily due to the non-repeat of a goodwill impairment charge, partially offset by higher restructuring and income tax expense in the current year. Adjusted net income was $68.1 million, compared with $70.5 million in 2022, and adjusted earnings per share were $0.70 compared with $0.73 in 2022. Reported and adjusted net income reflect higher interest and non-operating pension expenses.

Capital Allocation and Dividend

Year to date, the Company significantly improved its operating cash flow to $70.7 million versus a cash outflow of $9.6 million in the prior year, driven primarily by improved working capital management. Adjusted free cash flow improved by $75.2 million and was an inflow of $63.2 million versus an outflow of $12.0 million a year earlier. Adjusted free cash flow in 2022 excludes the contingent earnout payment. At the end of the third quarter of 2023, our consolidated leverage ratio was 3.8x.

On October 27, 2023, ACCO Brands announced that its board of directors declared a regular quarterly cash dividend of $0.075 per share. The dividend will be paid on December 6, 2023, to stockholders of record at the close of business on November 15, 2023.

Updated Full Year 2023 Outlook

Reported sales for 2023 are now expected to be down 6 percent to 7 percent. The full year adjusted EPS outlook is now expected to be in the range of $1.03 to $1.07. Low double-digit growth in adjusted operating income is expected to be mostly offset by higher interest and non-cash, non-operating pension expenses. The update reflects the expectation of continued soft demand due to economic uncertainty and a stronger U.S. dollar. The Company is maintaining its 2023 free cash flow outlook to at least $110 million and now expects to end the year with a consolidated leverage ratio of approximately 3.5x.

Webcast

At 8:30 a.m. ET on November 3, 2023, ACCO Brands Corporation will host a conference call to discuss the Company's third quarter 2023 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands, the Home of Great Brands Built by Great People, designs, manufactures and markets consumer and end-user products that help people work, learn, play and thrive. Our widely recognized brands include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most directly comparable GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the impact of inflation and global geopolitical and economic uncertainties, fluctuations in foreign currency exchange rates and acquisitions; and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: our ability to successfully execute our restructuring plans and realize the benefits of our productivity initiatives; our ability to obtain additional price increases and realize longer-term cost reductions; the ongoing impact of the COVID-19 pandemic; a relatively limited number of large customers account for a significant percentage of our sales; issues that influence customer and consumer discretionary spending during periods of economic uncertainty or weakness; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories that are experiencing higher growth rates; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming accessories business; continued disruptions in the global supply chain; risks associated with inflation and other changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to grow profitably through acquisitions; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis	Kori Reed
Investor Relations	Media Relations
(847) 796-4320	(224) 501-0406

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
(in millions)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$73.7	$62.2
Accounts receivable, net	351.7	384.1
Inventories	368.5	395.2
Other current assets	41.1	40.8
Total current assets	835.0	882.3
Total property, plant and equipment	585.7	589.2
Less: accumulated depreciation	(417.5)	(404.1)
Property, plant and equipment, net	168.2	185.1
Right of use asset, leases	86.4	88.8
Deferred income taxes	92.5	99.7
Goodwill	664.8	671.5
Identifiable intangibles, net	814.4	847.0
Other non-current assets	22.4	20.3
Total assets	$2,683.7	$2,794.7
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$2.9	$10.3
Current portion of long-term debt	67.2	49.7
Accounts payable	173.0	239.5
Accrued compensation	47.1	38.3
Accrued customer program liabilities	97.0	103.3
Lease liabilities	19.2	21.2
Other current liabilities	112.5	126.7
Total current liabilities	518.9	589.0
Long-term debt, net	892.2	936.5
Long-term lease liabilities	73.9	75.2
Deferred income taxes	134.0	144.1
Pension and post-retirement benefit obligations	140.3	155.5
Other non-current liabilities	86.4	84.3
Total liabilities	1,845.7	1,984.6
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(45.1)	(43.4)
Paid-in capital	1,908.5	1,897.2
Accumulated other comprehensive loss	(537.5)	(540.3)
Accumulated deficit	(488.9)	(504.4)
Total stockholders' equity	838.0	810.1
Total liabilities and stockholders' equity	$2,683.7	$2,794.7

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Income (Loss) (Unaudited)

(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Net sales	$448.0	$485.6	(7.7)%	$1,344.2	$1,448.2	(7.2)%
Cost of products sold	303.2	348.2	(12.9)%	915.9	1,041.2	(12.0)%
Gross profit	144.8	137.4	5.4%	428.3	407.0	5.2%
Operating costs and expenses:
Selling, general and administrative expenses	98.8	93.9	5.2%	291.8	284.3	2.6%
Amortization of intangibles	10.8	9.9	9.1%	32.7	31.5	3.8%
Restructuring charges	3.0	0.1	NM	6.3	2.3	NM
Goodwill impairment	—	98.7	NM	—	98.7	NM
Change in fair value of contingent consideration	—	(2.2)	NM	—	(9.0)	NM
Total operating costs and expenses	112.6	200.4	(43.8)%	330.8	407.8	(18.9)%
Operating income (loss)	32.2	(63.0)	NM	97.5	(0.8)	NM
Non-operating expense (income):
Interest expense	15.6	12.1	28.9%	45.0	32.6	38.0%
Interest income	(1.6)	(2.6)	(38.5)%	(6.2)	(6.2)	NM
Non-operating pension expense (income)	0.2	(0.5)	NM	0.5	(3.2)	NM
Other income, net	(3.6)	(7.4)	(51.4)%	(2.1)	(10.2)	(79.4)%
Income (loss) before income tax	21.6	(64.6)	NM	60.3	(13.8)	NM
Income tax expense	6.7	4.1	63.4%	22.7	18.2	24.7%
Net income (loss)	$14.9	$(68.7)	NM	$37.6	$(32.0)	NM

Per share:
Basic income (loss) per share	$0.16	$(0.73)	NM	$0.40	$(0.33)	NM
Diluted income (loss) per share	$0.15	$(0.73)	NM	$0.39	$(0.33)	NM

Weighted average number of shares outstanding:
Basic	95.4	94.5		95.2	95.6
Diluted	96.7	94.5		96.8	95.6

Cash dividends declared per common share	$0.075	$0.075		$0.225	$0.225

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022		2023	2022
Gross profit (Net sales, less Cost of products sold)	32.3%	28.3%		31.9%	28.1%
Selling, general and administrative expenses	22.1%	19.3%		21.7%	19.6%
Operating income (loss)	7.2%	(13.0)%		7.3%	(0.1)%
Income (loss) before income tax	4.8%	(13.3)%		4.5%	(1.0)%
Net income (loss)	3.3%	(14.1)%		2.8%	(2.2)%
Income tax rate	31.0%	(6.3)%		37.6%	(131.9)%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in millions)	2023	2022
Operating activities
Net income (loss)	$37.6	$(32.0)
Payments of contingent consideration	—	(9.2)
Loss on disposal of assets	(0.3)	(0.1)
Change in fair value of contingent liability	—	(9.0)
Depreciation	25.2	28.6
Amortization of debt issuance costs	2.3	2.0
Amortization of intangibles	32.7	31.5
Stock-based compensation	10.4	7.8
Non-cash charge for goodwill impairment	—	98.7
Changes in operating assets and liabilities:
Accounts receivable	30.9	48.8
Inventories	35.5	(20.9)
Other assets	(5.4)	(20.1)
Accounts payable	(72.8)	(80.8)
Accrued expenses and other liabilities	(17.8)	(47.2)
Accrued income taxes	(7.6)	(7.7)
Net cash provided (used) by operating activities	70.7	(9.6)
Investing activities
Additions to property, plant and equipment	(9.7)	(11.8)
Proceeds from the disposition of assets	2.2	0.2
Net cash used by investing activities	(7.5)	(11.6)
Financing activities
Proceeds from long-term borrowings	121.9	218.0
Repayments of long-term debt	(145.4)	(95.2)
Repayments of notes payable, net	(7.3)	(7.6)
Dividends paid	(21.4)	(21.5)
Payments of contingent consideration	—	(17.8)
Repurchases of common stock	—	(19.4)
Payments related to tax withholding for stock-based compensation	(1.7)	(2.5)
Proceeds from the exercise of stock options	—	4.3
Net cash (used) provided by financing activities	(53.9)	58.3
Effect of foreign exchange rate changes on cash and cash equivalents	2.2	(0.3)
Net increase in cash and cash equivalents	11.5	36.8
Cash and cash equivalents
Beginning of the period	62.2	41.2
End of the period	$73.7	$78.0

About Non-GAAP Financial Measures

We explain below how we calculate each of our non-GAAP financial measures. This is followed by a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with material acquisitions, the impact of foreign currency exchange rate fluctuations and acquisitions, unusual tax items, goodwill impairment charges, and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of material acquisitions, if any, with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of material acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to material acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income (Loss)/Adjusted Income (Loss) Before Taxes/Adjusted Net Income (Loss)/Adjusted Net Income (Loss) Per Diluted Share: Represents operating income (loss), income (loss) before taxes, net income (loss), and net income per diluted share excluding restructuring and goodwill impairment charges, the amortization of intangibles, the amortization of the step-up in value of inventory, the change in fair value of contingent consideration, transaction and integration expenses associated with material acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment, and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share or adjusted EPS.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation, excess tax benefits/losses, and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, the change in fair value of contingent consideration, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with material acquisitions, restructuring and goodwill impairment charges, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. In addition, this calculation of adjusted EBITDA is used in our loan agreement to calculate our leverage ratio covenant.

Free Cash Flow/Adjusted Free Cash Flow: Free cash flow represents cash flow from operating activities less cash used for additions to property, plant and equipment. Adjusted free cash flow represents free cash flow, less cash payments made for contingent earnouts, plus cash proceeds from the disposition of assets. We believe free cash flow and adjusted free cash flow are useful to investors because they measure our available cash flow for paying dividends, funding strategic material acquisitions, reducing debt, and repurchasing shares.

Consolidated Leverage Ratio: Represents balance sheet debt, plus debt origination costs and less any cash and cash equivalents divided by adjusted EBITDA. We believe that consolidated leverage ratio is useful to investors since the company has the ability to, and may decide to use, a portion of its cash and cash equivalents to retire debt.

We also provide forward-looking non-GAAP comparable sales, adjusted earnings per share, free cash flow, adjusted free cash flow, adjusted EBITDA, and adjusted tax rate, and historical and forward-looking consolidated leverage ratio. We do not provide a reconciliation of these forward-looking and historical non-GAAP measures to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income (Loss) information reported in accordance with GAAP to Adjusted Non-GAAP Information for the three months ended September 30, 2023 and 2022.

		Three Months Ended September 30, 2023
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (A)	Tax Rate	Net Income	% of Sales

Reported GAAP		$32.2	7.2%	$21.6	4.8%	$6.7	31.0%	$14.9	3.3%
Reported GAAP diluted income per share (EPS)								$0.15
Restructuring charges		3.0		3.0		0.7		2.3
Amortization of intangibles		10.8		10.8		2.8		8.0
Gain on sale of property		—		(1.5)		(0.5)		(1.0)
Operating tax gains	(D)	—		(1.3)		(0.4)		(0.9)
Other discrete tax items		—		—		0.2		(0.2)
Adjusted Non-GAAP		$46.0	10.3%	$32.6	7.3%	$9.5	29.1%	$23.1	5.2%
Adjusted net income per diluted share (Adjusted EPS)								$0.24

		Three Months Ended September 30, 2022
		SG&A	% of Sales	Operating (Loss) Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense (A)	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$93.9	19.3%	$(63.0)	(13.0)%	$(64.6)	(13.3)%	$4.1	(6.3)%	$(68.7)	(14.1)%
Reported GAAP diluted loss per share (EPS)										$(0.73)
Release of charge for Russia business		0.7		(0.7)		(0.7)		(0.1)		(0.6)
Restructuring charges		—		0.1		0.1		0.1		—
Goodwill impairment charge		—		98.7		98.7		—		98.7
Amortization of intangibles		—		9.9		9.9		2.6		7.3
Change in fair value of contingent consideration	(C)	—		(2.2)		(2.2)		(0.6)		(1.6)
Operating tax gains	(D)	—		—		(7.3)		(2.5)		(4.8)
Other discrete tax items		—		—		—		6.2		(6.2)
Adjusted Non-GAAP		$94.6	19.5%	$42.8	8.8%	$33.9	7.0%	$9.8	29.0%	$24.1	5.0%
Adjusted net income per diluted share (Adjusted EPS)										$0.25

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income (Loss) information reported in accordance with GAAP to Adjusted Non-GAAP Information for the nine months ended September 30, 2023 and 2022

		Nine Months Ended September 30, 2023
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (A)	Tax Rate	Net Income	% of Sales

Reported GAAP		$97.5	7.3%	$60.3	4.5%	$22.7	37.6%	$37.6	2.8%
Reported GAAP diluted income per share (EPS)								$0.39
Restructuring charges		6.3		6.3		1.6		4.7
Amortization of intangibles		32.7		32.7		8.6		24.1
Other asset write-off	(B)	—		1.1		0.3		0.8
Gain on sale of property		—		(1.5)		(0.5)		(1.0)
Operating tax gains	(D)	—		(1.3)		(0.4)		(0.9)
Other discrete tax items		—		—		(2.8)		2.8
Adjusted Non-GAAP		$136.5	10.2%	$97.6	7.3%	$29.5	30.2%	$68.1	5.1%
Adjusted net income per diluted share (Adjusted EPS)								$0.70

		Nine Months Ended September 30, 2022
		SG&A	% of Sales	Operating (Loss) Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense (A)	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$284.3	19.6%	$(0.8)	(0.1)%	$(13.8)	(1.0)%	$18.2	(131.9)%	$(32.0)	(2.2)%
Reported GAAP diluted loss per share (EPS)										$(0.33)
Charge for Russia business		(0.8)		0.8		0.8		0.2		0.6
Restructuring charges		—		2.3		2.3		0.6		1.7
Goodwill impairment charge		—		98.7		98.7		—		98.7
Amortization of intangibles		—		31.5		31.5		8.3		23.2
Change in fair value of contingent consideration	(C)	—		(9.0)		(9.0)		(2.3)		(6.7)
Operating tax gains	(D)	—		—		(11.2)		(3.8)		(7.4)
Other discrete tax items		—		—		—		7.6		(7.6)
Adjusted Non-GAAP		$283.5	19.6%	$123.5	8.5%	$99.3	6.9%	$28.8	29.0%	$70.5	4.9%
Adjusted net income per diluted share (Adjusted EPS)										$0.73

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)

(In millions)

The following table sets forth a reconciliation of net income (loss) reported in accordance with GAAP to Adjusted EBITDA.

		Three months ended September 30,			Nine months ended September 30,
		2023	2022	% Change	2023	2022	% Change
Net income (loss)		$14.9	$(68.7)	NM	$37.6	$(32.0)	NM
Stock-based compensation		1.5	0.6	NM	10.4	7.8	33.3%
Depreciation		7.9	9.0	(12.2)%	25.2	28.6	(11.9)%
(Release) charge for Russia business		—	(0.7)	NM	—	0.8	NM
Amortization of intangibles		10.8	9.9	9.1%	32.7	31.5	3.8%
Restructuring charges		3.0	0.1	NM	6.3	2.3	NM
Goodwill impairment charge		—	98.7	NM	—	98.7	NM
Change in fair value of contingent consideration	(C)	—	(2.2)	NM	—	(9.0)	NM
Interest expense, net		14.0	9.5	47.4%	38.8	26.4	47.0%
Other income, net		(3.6)	(7.4)	(51.4)%	(2.1)	(10.2)	(79.4)%
Income tax expense		6.7	4.1	63.4%	22.7	18.2	24.7%
Adjusted EBITDA (non-GAAP)		$55.2	$52.9	4.3%	$171.6	$163.1	5.2%
Adjusted EBITDA as a % of Net Sales		12.3%	10.9%		12.8%	11.3%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

Reconciliation of Net Cash (Used) Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

(In millions)

The following table sets forth a reconciliation of net cash (used) provided by operating activities reported in accordance with GAAP to Adjusted Free Cash Flow.

	Three months ended September 30, 2023	Three months ended September 30, 2022	For the nine months ended September 30, 2023	For the nine months ended September 30, 2022
Net cash provided (used) by operating activities	$110.0	$88.3	$70.7	$(9.6)
Net (used) provided by:
Additions to property, plant and equipment	(3.6)	(4.8)	(9.7)	(11.8)
Proceeds from the disposition of assets	2.2	—	2.2	0.2
Payments of contingent consideration	—	—	—	9.2
Adjusted Free Cash Flow (non-GAAP)	$108.6	$83.5	$63.2	$(12.0)

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)

A.
The income tax impact of the non-GAAP adjustments and other discrete tax items.
B.
Represents the write off of assets related to a capital project.
C.
Represents income from the change in fair value of the contingent consideration for the PowerA acquisition.
D.
Represents gains related to the release of reserves for certain operating taxes.

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

(In millions)

	2023					2022					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$176.7	$5.2	$5.7	$10.9	6.2%	$208.5	$13.9	$5.9	$19.8	9.5%	$(31.8)	(15.3)%	$(8.9)	(44.9)%	(330)
ACCO Brands EMEA	135.8	7.8	5.8	13.6	10.0%	156.1	5.6	3.5	9.1	5.8%	(20.3)	(13.0)%	4.5	49.5%	420
ACCO Brands International	90.1	9.0	2.7	11.7	13.0%	77.0	4.2	2.0	6.2	8.1%	13.1	17.0%	5.5	88.7%	490
Corporate	—	(11.9)	—	(11.9)		—	(16.9)	4.4	(12.5)		—		0.6
Total	$402.6	$10.1	$14.2	$24.3	6.0%	$441.6	$6.8	$15.8	$22.6	5.1%	$(39.0)	(8.8)%	$1.7	7.5%	90

Q2:
ACCO Brands North America	$292.6	$55.1	$5.6	$60.7	20.7%	$306.6	$50.7	$6.5	$57.2	18.7%	$(14.0)	(4.6)%	$3.5	6.1%	200
ACCO Brands EMEA	125.7	5.7	3.8	9.5	7.6%	137.9	(1.5)	3.6	2.1	1.5%	(12.2)	(8.8)%	7.4	NM	610
ACCO Brands International	75.3	6.7	1.6	8.3	11.0%	76.5	6.3	2.3	8.6	11.2%	(1.2)	(1.6)%	(0.3)	(3.5)%	(20)
Corporate	—	(12.3)	—	(12.3)		—	(0.1)	(9.7)	(9.8)		—		(2.5)
Total	$493.6	$55.2	$11.0	$66.2	13.4%	$521.0	$55.4	$2.7	$58.1	11.2%	$(27.4)	(5.3)%	$8.1	13.9%	220

Q3:
ACCO Brands North America	$218.9	$19.9	$5.6	$25.5	11.6%	$257.2	$(78.4)	$104.2	$25.8	10.0%	$(38.3)	(14.9)%	$(0.3)	(1.2)%	160
ACCO Brands EMEA	126.6	6.9	6.7	13.6	10.7%	130.3	4.9	2.5	7.4	5.7%	(3.7)	(2.8)%	6.2	83.8%	500
ACCO Brands International	102.5	16.4	1.5	17.9	17.5%	98.1	17.3	1.9	19.2	19.6%	4.4	4.5%	(1.3)	(6.8)%	(210)
Corporate	—	(11.0)	—	(11.0)		—	(6.8)	(2.8)	(9.6)		—		(1.4)
Total	$448.0	$32.2	$13.8	$46.0	10.3%	$485.6	$(63.0)	$105.8	$42.8	8.8%	$(37.6)	(7.7)%	$3.2	7.5%	150

Q4:
ACCO Brands North America						$225.7	$8.9	$9.8	$18.7	8.3%
ACCO Brands EMEA						156.0	12.7	5.7	18.4	11.8%
ACCO Brands International						117.7	22.7	1.6	24.3	20.6%
Corporate						—	(8.7)	(0.4)	(9.1)
Total						$499.4	$35.6	$16.7	$52.3	10.5%

YTD:
ACCO Brands North America	$688.2	$80.2	$16.9	$97.1	14.1%	$998.0	$(4.9)	$126.4	$121.5	12.2%
ACCO Brands EMEA	388.1	20.4	16.3	36.7	9.5%	580.3	21.7	15.3	37.0	6.4%
ACCO Brands International	267.9	32.1	5.8	37.9	14.1%	369.3	50.5	7.8	58.3	15.8%
Corporate	—	(35.2)	—	(35.2)		—	(32.5)	(8.5)	(41.0)
Total	$1,344.2	$97.5	$39.0	$136.5	10.2%	$1,947.6	$34.8	$141.0	$175.8	9.0%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales			$ Change - Net Sales (in millions)
	GAAP	Non-GAAP		GAAP	Non-GAAP
			Comparable			Comparable
	Net Sales	Currency	Net Sales	Net Sales	Currency	Net Sales	Comparable
	Change	Translation	Change (A)	Change	Translation	Change (A)	Net Sales
Q1 2023:
ACCO Brands North America	(15.3)%	(0.7)%	(14.6)%	$(31.8)	$(1.5)	$(30.3)	$178.2
ACCO Brands EMEA	(13.0)%	(5.7)%	(7.3)%	(20.3)	(9.0)	(11.3)	144.8
ACCO Brands International	17.0%	(0.2)%	17.2%	13.1	(0.2)	13.3	90.3
Total	(8.8)%	(2.4)%	(6.4)%	$(39.0)	$(10.6)	$(28.4)	$413.2

Q2 2023:
ACCO Brands North America	(4.6)%	(0.5)%	(4.1)%	$(14.0)	$(1.6)	$(12.4)	$294.2
ACCO Brands EMEA	(8.8)%	0.3%	(9.1)%	(12.2)	0.4	(12.6)	125.3
ACCO Brands International	(1.6)%	0.7%	(2.3)%	(1.2)	0.5	(1.7)	74.8
Total	(5.3)%	(0.2)%	(5.1)%	$(27.4)	$(0.8)	$(26.6)	$494.4

Q3 2023:
ACCO Brands North America	(14.9)%	(0.3)%	(14.6)%	$(38.3)	$(0.7)	$(37.6)	$219.6
ACCO Brands EMEA	(2.8)%	5.4%	(8.2)%	(3.7)	7.0	(10.7)	119.6
ACCO Brands International	4.5%	4.3%	0.2%	4.4	4.2	0.2	98.3
Total	(7.7)%	2.2%	(9.9)%	$(37.6)	$10.5	$(48.1)	$437.5

2023 YTD:
ACCO Brands North America	(10.9)%	(0.5)%	(10.4)%	$(84.1)	$(3.8)	$(80.3)	$692.0
ACCO Brands EMEA	(8.5)%	(0.4)%	(8.1)%	(36.2)	(1.6)	(34.6)	389.7
ACCO Brands International	6.5%	1.8%	4.7%	16.3	4.5	11.8	263.4
Total	(7.2)%	(0.1)%	(7.1)%	$(104.0)	$(0.9)	$(103.1)	$1,345.1

(A) Comparable sales represents net sales excluding material acquisitions, if any, and with current-period foreign operation sales translated at the prior-year currency rates.